 Exhibit (g)(2)(iii)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment Number 3

to the

Third Amended and Restated Automatic Indemnity Reinsurance Agreement

This Amendment between The Lincoln National Life Insurance Company of Fort Wayne, Indiana (the “Ceding Company”) and Lincoln National Reinsurance Company (Barbados) Limited, a Barbados Corporation (“the Reinsurer”) is effective August 19, 2024.

RECITALS

1.	The Ceding Company and the Reinsurer entered into an Automatic Indemnity Reinsurance Agreement effective July 1, 2003, as amended and restated effective January 1, 2023, and as subsequently amended November 20, 2023 and May 20, 2024 (“the Agreement”).

2.	Article XVII, Section 8 of this Agreement permits amendments as long as they are made in writing and signed by duly authorized officers of both parties.

3.	The Ceding Company and the Reinsurer wish to make such an amendment to add new products issued by the Ceding Company.

AGREEMENT

NOWTHEREFORE, in consideration of these premises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.	Effective August 19, 2024, [REDACTED] shall be added to Schedule C.

2.	The Ceding Company and the Reinsurer agree that Schedule C of the Agreement shall be replaced in its entirety with Schedules C attached hereto. All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN NATIONAL REINSURANCE		THE LINCOLN NATIONAL LIFE
COMPANY (BARBADOS) LIMITED		INSURANCE COMPANY

By:	/s/ Brandy Ness	By:	/s/ Laura Muse

Name:	Brandy Ness	Name:	Laura Muse

Title:	Vice President	Title:	Vice President

Date:	8/29/2024	Date:	8/27/2024

SCHEDULE C

PREMIUM RATE SCHEDULE

Initial Reinsurance Premium:

The Initial Reinsurance Premium shall equal the [REDACTED]. For all business issued after the Agreement’s Effective Date, the Initial Premium shall be [REDACTED].

Reinsurance Premium Rates:

Effective from the Agreement’s Effective Date and the corresponding effective date of any amendment, as appropriate: [REDACTED]

SCHEDULE C (continued)
PREMIUM RATE SCHEDULE

[REDACTED]

SCHEDULE C (continued)
PREMIUM RATE SCHEDULE

[REDACTED]

SCHEDULE C (continued)
PREMIUM RATE SCHEDULE

[REDACTED]